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                                                           EXHIBIT 10.3


                                     FORM OF

                            INDEMNIFICATION AGREEMENT
                            -------------------------


         This Indemnification Agreement ("Agreement") is made and entered into as of the _____ day of ______________, 1996 between Penril DataComm Networks, Inc., a Delaware corporation ("Penril"), and Access Beyond, Inc., a Delaware corporation ("Newsub").

         WHEREAS, Penril formed Newsub as a wholly-owned subsidiary and, by action of its Board of Directors, contributed or will contribute certain assets (the "Spun-off Assets"), and assigned or will assign certain liabilities (the "Spun-off Liabilities") to Newsub and Newsub accepted or will accept the Spun-off Assets and assumed or will assume the Spun-off Liabilities;

         WHEREAS, Penril, by action of its Board of Directors, as ratified by its stockholders, will distribute all of the outstanding capital stock of Newsub (the "Newsub Stock") to such stockholders in the form of a dividend (the "Distribution");

         WHEREAS, Penril, Bay Networks, Inc., a Delaware corporation ("Buyer"), and Beta Acquisition Corp., wholly-owned subsidiary of Buyer, have entered into an Plan and Agreement of Merger dated as of June 16, 1996, and as amended on August 5, 1996 (the "Merger Agreement"), pursuant to which, following the Distribution, Penril will become a wholly-owned subsidiary of Buyer and the stockholders of Penril will receive shares of Buyer stock in exchange for shares of Penril stock (the "Merger");

         WHEREAS, until the Distribution, Penril owns 100% of the issued and outstanding Newsub Stock;

         WHEREAS, as consideration for, and in connection with, Penril making the aforementioned capital contribution to Newsub, Newsub agrees to indemnify Penril for claims, costs, damages or liabilities incurred by Penril, and Penril agrees to indemnify


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Newsub for claims, costs, damages or liabilities incurred by
Newsub, on the terms, and subject to the conditions, as set forth below.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1.       INDEMNIFICATION.

                  (a) Newsub will indemnify and save harmless Penril and its directors, officers, employees, agents and/or affiliates (each, a "Newsub Indemnified Party") from any and all costs, expenses, losses, damages and liabilities ("Claim(s)") incurred or suffered, directly or indirectly, (including, without limitation, reasonable legal fees and expenses) resulting from or attributable to (i) the operation of Newsub from and after the Distribution; (ii) any claim, suit or other type of proceeding based upon, arising out of or in connection with the operation of Penril prior to the Merger other than those based upon, arising out of or in connection with the Modem Business (as defined in the Merger Agreement), the Merger, the Merger Agreement, the solicitation of proxies relating to approval of the Merger and other transactions related to the Merger, or the tax consequences of the Distribution, but including, without limitation, any claim, suit or other type of proceeding based upon, arising out of or in connection with the sale or transfer prior to the Merger of all or substantially all of the assets of any of Penril's subsidiaries, including, without limitation, the sale of the assets of Technipower, Inc. ("Technipower") pursuant to the Asset Purchase Agreement dated as of July 8, 1996, by and among Technipower, Penril and Power Designs, Inc. ("PDI") or the sale of the assets of Constant Power, Inc. ("Constant Power") pursuant to an Asset Purchase Agreement dated as of July 8, 1996, by and among Constant Power, Penril and PDI; (iii) any claim, suit or other type of proceeding relating to the termination of employment of any employees of Penril other than those set forth on Schedule 2.20 to the Merger Agreement; and (iv) any claim, suit or other type of proceeding based upon, arising out of or in connection with any information concerning Newsub in the Registration Statement (as defined in the Merger Agreement) that was furnished by Penril and/or Newsub for inclusion in the Registration Statement or any part thereof. In furtherance thereof, Newsub acknowledges and agrees that (ii) above includes, but is not limited to, all suits,


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         actions or administrative hearings existing on the date hereof to which
         Penril is a party (or which have been assigned by Penril to Newsub and assumed by Newsub) other than those based upon, arising out of or in connection with the Modem Business (collectively, the "Newsub Existing Litigation", as listed on Exhibit A hereto). This Agreement will constitute notice, in accordance with Paragraph 2 hereof, of Newsub's election to conduct the defense (or to prosecute, as the case may be) of all claims in connection with the Newsub Existing Litigation.
         Other than certain rights retained pursuant to Paragraph 2 hereof
         Penril acknowledges and agrees that Newsub will have all rights to, and title and interest in any such claim, suit or proceeding for which Newsub is providing indemnification.

                  (b) Penril will indemnify and save harmless Newsub and its directors, officers, employees, agents and/or affiliates (each, a "Penril Indemnified Party" and, together with each Newsub Indemnified Party, without distinction, an "Indemnified Party") from any and all Claims incurred or suffered, directly or indirectly, (including, without limitation, reasonable legal fees and expenses) resulting from or attributable to (i) the operation of Penril from and after the Distribution; (ii) any claim, suit or other type of proceeding based upon, arising out of or in connection with the operation of the Modem Business prior to the Merger; and (iii) any claim, suit or other type of proceeding relating to the Merger, the Merger Agreement, the solicitation of proxies relating to approval of the Merger and the other transactions related to the Merger other than those based upon, arising out of or in connection with the Newsub Registration Statement on Form S-1 filed with the Securities and



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         Exchange Commission to register the Newsub Stock in connection with the
         Distribution or any information concerning Newsub in the Registration Statement that was furnished by Penril and/or Newsub for inclusion in the Registration Statement. In furtherance thereof, Penril acknowledges and agrees that (ii) above includes, but is not limited to, all suits, actions or administrative hearings existing on the date hereof to which Penril is a party (none of which have been assigned by Penril to Newsub or assumed by Newsub) which are based upon, arising out of or in connection with the Modem Business (collectively, the "Penril Retained Existing Litigation", as listed on Exhibit B hereto, and, together with the Newsub Existing Litigation, the "Existing Litigation"). This Agreement will constitute notice, in accordance with Paragraph 2 hereof, of Penril's election to conduct the defense (or to prosecute, as the case may be) of all claims in connection with the Penril
         Retained Existing Litigation. Other than certain rights retained pursuant to Paragraph 2 hereof Newsub acknowledges and agrees that Penril will have all rights to, and title and interest in any such claim, suit or proceeding for which Penril is providing indemnification.

         2.       DEFENSE OF CLAIM.

                  (a) In the event an Indemnified Party receives notice of any claim asserted or any action or administrative or other proceeding commenced in respect of a Claim for which indemnity may be properly sought under this Agreement against Newsub or Penril, as the case may be (the "Indemnifying Party"), the Indemnified Party shall give notice in writing to the Indemnifying Party within thirty (30) days of its receipt of such notice. Within thirty (30) days after the earlier of
         (a) receipt by the Indemnifying Party of such notice from the Indemnified Party, or (b) receipt of actual notice by the Indemnifying Party from sources other than the Indemnified Party, the Indemnifying Party may give the Indemnified Party written notice of its election to conduct the defense of such claim, action or proceeding at its own expense. If the Indemnifying Party has given the Indemnified Party such notice of election to conduct the defense, the Indemnifying Party may conduct the defense at its expense, but the Indemnified Party shall nevertheless have the right to participate in the defense, provided such participation is solely at the expense of the Indemnified Party, without a right of further reimbursement. If the Indemnifying Party


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         has not so notified the Indemnified Party in writing within the time period provided above of its election to conduct the defense of such Claim, the Indemnified Party may, but need not, conduct, at the Indemnifying Party's expense, the defense of such claim, action or proceeding. The Indemnified Party may at any time notify the Indemnifying Party of its intention to settle, compromise or satisfy any such claim, action or proceeding (the defense of which the Indemnifying Party has not previously elected to conduct) and, with the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld), may make such settlement, compromise or satisfaction, at the Indemnifying Party's expense, provided, however, that the Indemnifying Party may make such settlement, compromise or satisfaction without the prior written consent of the Indemnified Party if such settlement, compromise or satisfaction constitutes a
         release of the Indemnified Party in respect of such    Claim.

                  (b) Any settlement, compromise or satisfaction, or any final judgment or decree entered in, any Claim or Existing Litigation defended in accordance with the provisions of this Paragraph 2 shall be final and binding on the parties hereto.

                  (c) The Indemnified Party and the Indemnifying Party shall use all reasonable efforts to cooperate fully with respect to the defense of any Claim or Existing Litigation in accordance with the provisions of this Paragraph 2.

         3. NOTICE. All notices and other communications required or permitted to be given under this Indemnification Agreement shall be dated and in writing and shall be deemed to have been duly given when (a) personally delivered, (b) upon delivery of a telephonic facsimile transmission with a confirmed telephonic transmission answered back, (c) three days after being deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, or (d) one day after having been dispatched by a nationally recognized overnight courier service, addressed to the party or parties to this Agreement to whom it is directed:


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         If to Penril:

                  Penril DataComm Networks, Inc.
                  1300 Quince Orchard Boulevard
                  Gaithersburg, Maryland  20878
                  Attn:  President
                  Facsimile No.:  (301) 948-5761

         with a copy to:

               --------------------------

               --------------------------

               --------------------------
                  Attn:
                       ------------------
                  Facsimile No.:
                                ---------


         and to:

                  Bay Networks, Inc.
                  4401 Great America Parkway
                  Santa Clara, California 95054
                  Attention:  General Counsel
                  Facsimile No.: (408) 495-1991


         If to Newsub:

                  Access Beyond, Inc.
                  1300 Quince Orchard Boulevard
                  Gaithersburg, Maryland 20878
                  Attn:  President
                  Facsimile No.:

         with a copy to:

               --------------------------

               --------------------------

               --------------------------
                  Attn:
                       ------------------
                  Facsimile No.:
                                ---------

or to such other address as may be designated by a party hereto by notice delivered to the other parties.

         4. COOPERATION. In connection with any Claim that is the subject of indemnification, each party shall afford to the Indemnifying Party and its accountants, counsel and other designated representatives reasonable access during normal business hours to all records, books, contracts, instruments, computer data and other information insofar as such access is reasonably required by the indemnifying party in connection with the defense of any Claim pursuant to Paragraph 2 hereof. In addition, each party shall use reasonable efforts to make available to the Indemnifying Party, upon written request, its officers, directors, employees and agents as witnesses to the extent that any such person may reasonably be required in connection with the defense or prosecution of any Claim.


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         5. WAIVER. The waiver by any party hereto of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges or shall be deemed a waiver of such party's rights hereunder to exercise the same at any subsequent time or times.

         6. AMENDMENT. This Agreement may be amended, modified or supplemented only by written instrument executed by the party against whom enforcement is sought.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         8. SEVERABILITY. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality and enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         10. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the Indemnified Parties and each of their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.



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                                              PENRIL DATACOMM NETWORKS, INC.


                                              By:
                                                 ----------------------------
                                              Its:
                                                 ----------------------------



                                              NEWSUB:

                                              ACCESS BEYOND, INC.


                                              By:
                                                 ----------------------------
                                              Its:
                                                 ----------------------------